CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form  S-3ASR (No. 333-182969) and Forms S-8 (No. 333-190292, No. 333-174971, No. 333-161024, No. 333-144177, No. 333-124853, No. 333-105803, No. 333-61336 and No. 333-47768) of Charles River Laboratories International, Inc. of our report dated February 25, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2014